CONSULTING AGREEMENT

This Agreement is made as of this January 8, 2004, by and between Adven, Inc., ("the Company") a corporation duly organized and existing under the laws of Wyoming, with offices at 245 Park Avenue, 39th Floor, New York, 10167 and Stephen Lumb ("the Consultant").

WHEREAS, the Company is a fully reporting company whose securities are quoted on the OTC Bulletin Board under the symbol "ADVN"; and

WHEREAS, the Consultant is in the business of consulting with private and public companies regarding issues of business development, management reorganization, and merger and acquisition strategies (collectively all of such services shall be known as the "Consulting Services"),

WHEREAS, the Company wishes to retain the services of the Consultant on the following terms and conditions:

     1. The Company hereby retains the non exclusive services of the Consultant for a period of twelve months commencing on the date of the agreement is signed. In exchange for the Consulting Services, the Consultant shall receive 8,000,000 shares of the Company's free trading common stock.

     2. The Consultant shall provide general corporate consulting services which may include, but not be limited to: assist with the development and successful execution of the Company's strategic business plans, corporate finance matters, merger and acquisition activity, and executive compensation and employee benefit plans, assistance in the review and evaluation of potential merger candidates., assistance in negotiating the terms of a merger or reorganization, assistance in evaluating and analyzing the Company specific industry and its competitors, and assistance with corresponding with the Company's accountants and auditors. The Consultant agrees to devote such business time and attention thereto as she shall determine is required. Services of the Consultant shall not directly or indirectly promote or maintain a market for the Company's securities and are not and will not be provided in connection with a capital raising transaction for the Company.

     2. The Consultant shall, employing his best efforts, assist the Company by the providing the services set forth above.

     3. The Consultant shall be an independent contractor and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude consultant from pursuing other projects.

     4. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

     5. The Company and its present and future subsidiaries jointly and severally, agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys' fees and expenses), to which such indemnified party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did not violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the indemnified party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorney's fees and expenses), subject to any understanding from such indemnified party to repay the Company or its subsidiaries if it is ultimately determined that such indemnified party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any indemnified party, it shall notify the Company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such indemnified party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such indemnified party, then the Company shall have the right to appoint alternative counsel for such indemnified party reasonably acceptable to such indemnified party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The indemnified party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonable withheld.

     6. This Agreement shall be binding upon the Company and the Consultant and their successors and assigns.

     7. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

     8. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or no similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

     9. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

     10. The Parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of North Carolina.


     11. This Agreement contains the entire agreement between the parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.

ADVEN, INC.

By: /s/ Richard Axtell                             By: /s/ Stephen Lumb
    ------------------                                  ---------------
        Richard Axtell                                     Stephen Lumb
        President